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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-16385 and No. 333-35937 of QuadraMed Corporation on Form S-8 of our report dated April 27, 1997 (relating to the consolidated statements of operations, shareholder's equity, and cash flows of FRA Acquisitions, Inc. and subsidiary for the year ended December 31, 1996, not presented or incorporated by reference separately herein) appearing in this Annual Report on Form 10-K of QuadraMed Corporation for the year ended December 31, 1998.



/s/ Deloitte & Touche LLP


Los Angeles, California
March 26, 1999